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                     BLACKHAWK BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

                                   Exhibit 21

                           Subsidiaries of Registrant


                                                                                                Percent of Capital
                                                                                                  Stock Owned At
         Name                                         Location                                   December 31, 2000
-----------------------                          ------------------                             ------------------

Blackhawk State Bank                             Beloit, Wisconsin                                      100%
(Wisconsin - chartered
Commercial Bank)





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